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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated September 7, 2004 relating to the consolidated financial statements of China Netcom Group Corporation (Hong Kong) Limited which appears in such Registration Statement. We also consent to the references to us under the heading "experts" in such Registration Statement.


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

Hong Kong
October 26, 2004